As filed with the Securities And Exchange Commission on January 19, 2005

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

GREAT AMERICAN FINANCIAL RESOURCES, INC.
(formerly known as American Annuity Group, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware	06-1356481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 East Fifth Street Cincinnati, Ohio 45202 (513) 333-5300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

AAG HOLDING COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Ohio	31-1475936
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 East Fifth Street Cincinnati, Ohio 45202 (513) 333-5300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

MARK F. MUETHING, ESQ. Executive Vice President, General Counsel & Secretary Great American Financial Resources, Inc. 250 East Fifth Street Cincinnati, Ohio 45202 (513) 333-5300	With Copies to: MARK A. WEISS, ESQ. Keating, Muething & Klekamp, P.L.L. 1400 Provident Tower Cincinnati, Ohio 45202 (513) 579-6599

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)		Amount of Registration Fee
Common Stock and Warrants of Great	$ 198,750,000 (1)
American Financial Resources, Inc.
Debt Securities of AAG Holding
Company, Inc.
Guarantee by Great American
Financial Resources, Inc. of Debt
Securities issued by AAG Holding
Company, Inc. (4)

Total	(5)	100%	$198,750,000	(2)(3)	$ 23,392.88

(1)	Such indeterminate number of shares of Common Stock and Warrants of Great American Financial Resources, Inc. and such indeterminate number or amount of Debt Securities of AAG Holding Company, Inc. as may from time to time be issued at indeterminate prices. The amount of any security registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933. The aggregate offering price of the offering of Common Stock and Warrants of Great American Financial Resources, Inc. and Debt Securities of AAG Holding Company, Inc. registered hereby will not exceed $250,000,000 (as described below).

(3)	Excluding accrued interest and distributions, if any.

(4)	No separate consideration will be received for the Great American Financial Resources, Inc. guarantee of Debt Securities issued by AAG Holding Company, Inc.

(5)	Not required pursuant to Rule 457(o).

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to $51,250,000 of unissued Debt Securities registered pursuant to the Registrants’ Registration Statement on Form S-3 (No. 333-60044). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-60044. Such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Comission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$250,000,000

GREAT AMERICAN FINANCIAL RESOURCES, INC.
may offer

COMMON STOCK AND
WARRANTS

AAG HOLDING COMPANY, INC.
may offer

DEBT SECURITIES

        We may from time to time issue up to $250,000,000 aggregate principal amount of securities. GAFRI will guarantee any debt securities issued by AAG Holding Company issued under this prospectus. GAFRI owns 100% of the outstanding common stock of AAG Holding Company.

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in an applicable prospectus supplement.

        Our common stock is traded on the New York Stock Exchange under the symbol “GFR.” On _______, 2005, the last quoted price of the shares of common stock as reported on the NYSE was $___.

        Investing in the securities involves risks that are described in the “Risk Factors” section beginning on page __ of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________ __, 2005

        Our principal executive offices are located at 250 East Fifth Street, Cincinnati, Ohio 45202. Our telephone number is (513) 333-5515.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

        Unless the context otherwise requires, references in this prospectus to “GAFRI,” “we,” and “our” refer to Great American Financial Resources, Inc. and its subsidiaries, including AAG Holding Company, Inc. Unless the context otherwise requires, references in this prospectus to “AAG Holding” refer to AAG Holding Company, Inc., our wholly-owned subsidiary and the issuer of any debt securities issued under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        GAFRI files annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document GAFRI files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. GAFRI’s common stock is also listed on the New York Stock Exchange, and you may inspect any document at the NYSE’s offices located at 20 Broad Street, New York, New York 10005.

        The SEC allows us to “incorporate by reference” the information GAFRI files with them. This means that we can disclose important information to you by referring you to documents GAFRI files with the SEC. The information incorporated by reference is an important part of this prospectus. Information that GAFRI files later with the SEC will automatically update and supersede information which we have previously incorporated by reference until we sell all of the securities described in this prospectus. The following documents that GAFRI has filed are incorporated by reference in this prospectus:

Filing	Period
Annual Report on Form 10-K	Year Ended December 31, 2003
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004 and September 30, 2004
Current Reports on Form 8-K	Dated January 15, 2004 and May 18, 2004
Form 10, Description of Common Stock	May 22, 1987

        All documents that GAFRI files under Section 13(a), 13(e), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of the documents.

        No separate financial statements of AAG Holding Company have been included and none are incorporated by reference in this prospectus. We do not believe that the financial statements of AAG Holding Company would be material to prospective purchasers of debt securities because GAFRI owns all of the common stock of AAG Holding Company and because GAFRI will fully guarantee the obligations of AAG Holding Company under the debt securities.

        You may access these filings free of charge through our Internet site at www.gafri.com, or you may request a copy of these filings, which we will send you at no cost, by writing or telephoning us at the following address or telephone number:

Mark F. Muething
Executive Vice President, General Counsel and Secretary
Great American Financial Resources, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202
(513) 333-5300

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. Except for documents specifically incorporated by reference in this prospectus, information contained on our website is not part of this prospectus. You should not consider the information on our website, except the documents specifically incorporated by reference, when determining whether to invest in our securities.

        You should rely only on the information incorporated by reference or provided in this prospectus and the prospectus supplement. No one else is authorized to provide you with any other information or any different information. We are not making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

        GAFRI, which was incorporated as a Delaware corporation in 1987, is an 82%-owned subsidiary of American Financial Group, Inc. GAFRI is a holding company that markets retirement products, primarily fixed and variable annuities, and various forms of supplemental and life insurance through its subsidiaries.

        Our principal executive offices are located at 250 East Fifth Street, Cincinnati, Ohio, 45202. Our telephone number is (513) 333-5515.

AAG HOLDING COMPANY, INC.

        AAG Holding Company is a holding company and is GAFRI’s wholly-owned subsidiary that owns all of the stock of GAFRI’s principal insurance subsidiary, Great American Life Insurance Company. All debt securities issued under this prospectus will be issued by AAG Holding Company and will be guaranteed by GAFRI.

RISK FACTORS

As a holding company, we are dependent on the results of operations of our insurance company subsidiaries to meet our obligations and pay future dividends.

        We are a holding company and a legal entity separate and distinct from our insurance company subsidiaries. As a holding company without significant operations of our own, our principal sources of funds are dividends and other distributions from our insurance company subsidiaries. State insurance laws limit the ability of our insurance companies to pay dividends and require our insurance companies to maintain specified levels of statutory capital and surplus. Some states require that we give notice to the relevant state insurance commissioner prior to our insurance subsidiaries declaring any dividends and distributions payable to us. During the notice period, the state insurance commissioner may disallow all or part of the proposed dividend if it determines that the insurer’s surplus as regards policyholders is not reasonable in relation to the insurer’s liabilities and adequate to its financial needs. In addition, for competitive reasons, our insurance companies need to maintain financial strength ratings which requires us to sustain certain capital levels in those subsidiaries. These restrictions affect the ability of our insurance company subsidiaries to pay dividends and use their capital in other ways. Our rights to participate in any distribution of assets of our insurance company subsidiaries are subject to prior claims of policyholders and creditors (except to the extent that our rights, if any, as a creditor are recognized). Consequently, our ability to pay debts, expenses and cash dividends to our stockholders may be limited.

Variations from the actuarial assumptions used to establish certain assets and liabilities in our annuity, life, accident and health business could negatively impact our financial results.

        The earnings on certain products offered by our annuity, life, accident and health business depend significantly upon the extent to which actual experience is consistent with the assumptions used in setting reserves and establishing and amortizing deferred policy acquisition costs (“DPAC”). These assumptions relate to investment yields (and spreads over fixed annuity crediting rates), mortality, surrenders and, on some policies, morbidity. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. These assumptions, and therefore our results of operations, could be negatively impacted by changes in any of the factors listed above.

We are subject to comprehensive regulation, and our ability to earn profits may be restricted by these regulations.

        We are subject to comprehensive regulation by government agencies in the states where our insurance company subsidiaries are domiciled and where these subsidiaries issue policies and handle claims, and we must obtain prior approval for certain corporate actions. We must comply with regulations involving:

•	the payment of dividends;

•	the acquisition or disposition of an insurance company or of any company controlling an insurance company;

•	approval or filing of premium rates and policy forms;

•	minimum amounts of capital and surplus that must be maintained;

•	limitations on types and amounts of investments;

•	limitation of the right to cancel or non-renew policies;

•	the right to withdraw from markets or terminate involvement with agencies;

•	licensing of insurers and agents;

•	reporting with respect to financial condition; and

•	transactions between an insurance company and any of its affiliates.

        In addition, state insurance department examiners perform periodic financial and market conduct examinations of insurance companies. Such regulation is generally intended for the protection of policyholders rather than securityholders.

        There can be no assurance that existing insurance-related laws and regulations will not become more restrictive in the future or that new restrictive laws will not be enacted and, therefore, it is not possible to predict the potential effects of these laws and regulations on us.

Intense competition could adversely affect our profitability.

        We face significant competition from major U.S. and non-U.S. insurers, many of which are well established and have substantially greater financial, marketing, and management resources than we do. Our insurance companies compete with other insurers and financial institutions based on many factors, including ratings, financial strength, reputation, service to policyholders and agents, product design (including interest rates credited and premium rates charged) and commissions. No single insurer dominates the markets in which we compete. Competitors include individual insurers and insurance groups, mutual funds and other financial institutions. Our insurance companies also compete for retirement savings with a variety of financial institutions offering a full range of financial services. Financial institutions have demonstrated a growing interest in marketing investment and savings products other than traditional deposit accounts.

Our failure to maintain a commercially acceptable financial strength rating would significantly and negatively affect our ability to compete successfully.

        Financial strength ratings are an important factor in establishing the competitive position of insurance companies and may be expected to have an effect on an insurance company’s sales. A.M. Best has currently assigned our insurance companies ratings of “A (Excellent)” and “A- (Excellent).” According to A.M. Best, “A” and “A-” ratings are assigned to insurers which have, on balance, excellent balance sheet strength, operating performance and business profile when compared to the standards established by A.M. Best and, in A.M. Best’s opinion, have a strong ability to meet their ongoing obligations to policyholders. A.M. Best bases its ratings on factors that concern policyholders and not upon factors concerning investor protection. Such ratings are subject to change and are not recommendations to buy, sell or hold securities. There can be no assurance that our rating or future changes to our rating will not affect our competitive position.

Adverse securities market conditions can have significant and negative effects on our investment portfolio.

        Our results of operations depend in part on the performance of our invested assets. As of September 30, 2004, 97% of our investment portfolio was invested in fixed maturity securities, policy loans and short-term investments, 2% in equity securities and 1% in real estate. Certain risks are inherent in connection with fixed maturity securities including loss upon default and price volatility in reaction to changes in interest rates and general market factors. An increase in interest rates lowers prices on fixed maturity securities, and any sales we make during a period of increasing interest rates may result in losses. If interest rates decrease, investment income earned from future investments in fixed maturity securities will decrease.

We could be forced to sell investments at a loss to cover policyholder withdrawals.

        Some of our products allow policyholders to withdraw their funds under certain circumstances. We seek to manage our investment portfolio so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands. Unanticipated withdrawal or surrender activity may, under some circumstances, require us to dispose of assets on unfavorable terms, which could have an adverse affect on our business.

Changes in United States tax laws or an extended economic slump could negatively affect the market for our products.

        The market for annuities and many life insurance products in the United States is based in part on the favorable tax treatment such products receive relative to certain other investment alternatives. Any material change in such tax treatment would have an adverse effect on the market for such products.

        A prolonged general economic downturn or a prolonged downturn in the equity and other capital markets could adversely affect the market for many annuity products. Adverse developments in the market for annuities would have an adverse affect on our business.

We rely upon independent agents to write our insurance policies, and if we are not able to attract and retain independent agents, our revenues could be negatively affected.

        Our reliance on the independent agency market makes us vulnerable to a reduction in the amount of business written by agents. Many of our competitors, like us, rely significantly on the independent agency market. Accordingly, we must compete with other insurance carriers for independent agents’ business. Some of our competitors offer a larger variety of products, lower price for insurance coverage or higher commissions. While we believe that the products, pricing, commissions and services we offer are competitive, if we were not able to continue to attract and retain independent agents to sell our products our business could be negatively affected.

Certain stockholders exercise substantial control over our affairs.

        As the beneficial owner of approximately 82% of the our common stock, AFG controls us and has the ability to approve any corporate action requiring stockholder approval, including the election of our entire board of directors, amendments to our Certificate of Incorporation and extraordinary corporate transactions such as mergers, consolidations and sale of all or substantially all of our assets.

The price of our common stock may fluctuate significantly, which may make it difficult for you to resell our common stock when you want or at a price you find attractive.

        The price of our common stock as listed on the New York Stock Exchange constantly changes. We expect that market price of our common stock will continue to fluctuate. Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated variations in our quarterly operating results;

•	actual or anticipated changes in the dividends we pay on our common stock;

•	recommendations by securities analysts;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns and other issues in our industry; and

•	geopolitical conditions such as acts or threats of terrorism or military conflicts.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes”, “could”, “expects”, “may”, “will”, “should”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of those words or other comparable terminology. Examples of such forward-looking statements relate to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; mortality and the adequacy of reserves for environmental pollution.

        Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

•	changes in economic conditions, including interest rates, performance of securities markets, and the availability of capital;

•	trends in mortality and morbidity;

•	regulatory actions;

•	changes in regulatory and legal environments;

•	tax law changes;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	competitive pressures; and

•	changes in debt and claims paying ratings.

Forward-looking statements speak only as of the date made. We do not have any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

        Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds received from the sale of any securities offered by this prospectus are expected to be used for general corporate purposes, which may include investment in insurance businesses and the retirement of the outstanding debt or stock of GAFRI, AAG Holding Company or any of our subsidiaries. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in marketable securities or other investments. The specific allocations, if any, of the proceeds of any of the securities will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratios of earnings to fixed charges for GAFRI and its subsidiaries, including AAG Holding Company. Fixed charges are computed on a “total enterprise” basis. For purposes of calculating the ratios, “earnings” have been computed by adding to pretax earnings from continuing operations the fixed charges and minority interest in earnings of subsidiaries having fixed charges and deducting (adding) the undistributed equity in earnings (losses) of affiliates. Fixed charges include interest (including interest on annuities), amortization of debt issue expense, preferred dividend requirements and a portion of rental expense deemed to represent the interest factor.

	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Historical ratio of earnings to
fixed charges:
Ratio of earnings to fixed charges	1.5	1.2	1.2	1.1	1.2	1.3	1.3
Excluding interest on annuities	6.3	3.5	3.6	2.5	3.0	3.4	3.9

DESCRIPTION OF DEBT SECURITIES AAG HOLDING COMPANY MAY OFFER

        As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called “indentures.” An indenture is a contract between AAG Holding, as issuer, GAFRI, as guarantor, and a trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations as to the extent to which the trustee acts on your behalf, described later on under “Default and Related Matters—Remedies If An Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

        The indenture and its associated documents contain the full legal text of the matters described in this section. Unless otherwise set forth in the prospectus supplement, the indenture and the debt securities are governed by New York law.

        AAG Holding may issue either senior debt securities or subordinated debt securities. The senior and subordinated debt securities are issued under different indentures and may have different trustees. The forms of senior indenture and subordinated indenture are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” beginning on page 3 for information on how to obtain a copy. When we refer to the indenture we mean both the senior indenture and the subordinated indenture unless we indicate otherwise. When we refer to the trustee we mean both the senior debt trustee and the subordinated debt trustee unless we indicate otherwise.

        AAG Holding may issue as many distinct series of debt securities under each indenture as it wishes. This section summarizes terms of the debt securities that are common to all series. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to, and qualified in its entirety by, reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning of only the more important terms. Whenever we refer to sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

        The prospectus supplement relating to your series of debt securities will describe the following specific financial, legal and other terms of the debt securities particular to terms of your series:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the dates on which interest on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at your option;

•	the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of your series of debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any index or formula used to determine the amount of payment of principal or premium, if any, and interest on your series of debt securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities; and

•	any other material terms of your series of debt securities.

        The terms of any series of debt securities may vary from the terms described in this prospectus. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your series to be described in the prospectus supplement. The prospectus supplement relating to your series of debt securities will be attached to the front of this prospectus.

Form, Exchange and Transfer

        The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations that are multiples of $1,000.

        You may have your debt securities broken into debt securities of smaller denominations or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

        You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called “accrued interest.”

        We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

        “Street Name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

        We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Mergers and Similar Events

        GAFRI and AAG Holding are generally permitted to consolidate or merge with another entity. GAFRI and AAG Holding are also permitted to sell or lease substantially all of their assets to another company, or to buy or lease substantially all of the assets of another entity. However, AAG Holding may not take any of these actions unless the following conditions (among others) are met:

•	Where AAG Holding Company merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and AAG Holding may not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default, as defined in the indenture.

        The indenture does not contain provisions requiring us to redeem your debt securities or giving you the ability to require us to repurchase your debt securities upon a change of control, highly leveraged transaction or other event.

Redemption

        The indenture permits us to redeem your debt securities at any time, after giving notice of our intention to redeem as required by the indenture. The indenture does not contain provisions permitting you to require us to repurchase debt securities under any circumstances. Your series of debt securities may also contain provisions requiring us to redeem your debt securities upon specified events. The terms of redemption of your debt securities may vary from the terms described above. The prospectus supplement relating to your debt securities will describe the redemption provisions of your debt securities.

Modification and Waiver; Voting

        There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

        First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	impair your right to sue for payment;

•	if your debt securities are subordinated debt securities, modify the subordination provisions in a manner that is adverse to you;

•	reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of direct holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

        The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of the particular series affected. The same majority vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

        The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.

Further Details Concerning Voting

        When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

        Debt securities will not be considered outstanding, and the holders will therefore not be eligible to vote, if we have deposited or set aside in trust for the holders money for their payment or redemption.

        We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

        “Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Ranking

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See “—Subordination of the Subordinated Debt Securities” below for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

        If AAG Holding had issued senior debt securities on September 30, 2004, AAG Holding would have had no outstanding debt senior to the senior debt securities, $299 million debt outstanding pari passu to the senior debt securities and $63 debt outstanding junior to the senior debt securities. If AAG Holding had issued subordinated debt securities on September 30, 2004, AAG Holding would have had $299 million debt outstanding senior to the subordinated debt securities, $63 subordinated debt outstanding pari passu to the subordinated debt securities and no junior debt outstanding junior to the subordinated debt securities. Both AAG Holding and GAFRI are structured as holding companies and conduct most of their business operations through subsidiaries. Any debt securities issued by AAG Holding would be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of its subsidiaries.

Events of Default; Remedies

        You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection. Under the indentures, the term “event of default” means any of the following:

•	AAG Holding does not pay the principal or any premium on a debt security on its due date;

•	AAG Holding does not pay interest on a debt security within 30 days of its due date;

•	AAG Holding does remains in breach of a restrictive covenant described in the indenture for 60 days after it receives a notice stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities of the affected series;

•	AAG Holding fails to pay an amount of debt (other than the debt securities) totaling more than $10,000,000, its obligation to repay is accelerated by our lenders, and this payment obligation remains accelerated for 60 days after it receives notice of default as described in the previous paragraph;

•	AAG Holding becomes subject to judgments, orders or decrees requiring payments of more than $10,000,000 and 60 days have passed during which a stay of enforcement has not been in effect after it receives notice as described two paragraphs above; and

•	Certain events involving AAG Holding’s bankruptcy, insolvency or reorganization.

        If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.” If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any direct holder.

        Except in cases of default, where a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

        In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured;

•	The direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity against costs, expenses and liabilities to the trustee against the cost and other liabilities of taking that action;

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	The trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

        “Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We must furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Subordination of the Subordinated Debt Securities

        The subordinated debt securities are subordinated securities and, as a result, the payment of principal of, and any premium and interest on, the debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. See “–Ranking.” This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of subordinated debt securities will be entitled to receive any amounts due. These circumstances include:

•	We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; or

•	The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described above under “—Events of Default.”

        In addition, we are not permitted to make payments of principal of, or any premium or interest on, the subordinated debt securities if we default in our obligation to make payments on senior indebtedness and do not cure such default, or if an event of default that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and has not been cured.

        These subordination provisions mean that if we are insolvent a direct holder of our senior indebtedness may ultimately receive out of our assets more than a direct holder of the same amount of our subordinated debt securities and a creditor of ours that is owed a specific amount may ultimately receive more than a direct holder of the same amount of subordinated debt securities.

      “Senior indebtedness” means:

•	the principal of, and any premium and interest on, all of GAFRI’s or AAG Holding Company’s indebtedness (including indebtedness of others that we guarantee), whether such indebtedness exists now or is created, incurred or assumed by GAFRI or AAG Holding Company after the date of this prospectus, that is for money they borrow or is evidenced by a note or similar instrument that they have given;

•	all capital lease obligations of GAFRI and AAG Holding;

•	all obligations of GAFRI and AAG Holding issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligors and all obligations of such obligors under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	all obligations of GAFRI and AAG Holding for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations referenced to above where GAFRI or AAG Holding is liable or responsible as obligor, guarantor or otherwise; and

•	all obligations of the types set forth above that are owed by any other person and is secured by a lien on the assets of GAFRI or AAG Holding.

        Senior indebtedness includes any senior debt securities. Senior indebtedness also includes any amendment, renewal, replacement, extension, modification and refunding of any indebtedness that itself was senior debt. Senior indebtedness does not include any indebtedness that expressly states in the instrument creating or evidencing it that it does not rank senior in right of payment to the debt securities. Senior indebtedness does not include the subordinated debt securities.

        As of September 30, 2004, AAG Holding and GAFRI had $299 million and $1 million, respectively, of senior debt outstanding . The indenture does not limit the amount of senior indebtedness we are permitted to have, and we may in the future incur additional senior indebtedness. See “—Ranking.”

Guarantee

        The indenture provides that GAFRI will fully and unconditionally guarantee the payment of principal and interest on the debt securities when due and payable. This means that if AAG Holding Company does not have the assets to make required payments under the indenture, GAFRI will make such payments. Debt of subsidiaries of GAFRI, including AAG Holding Company, however, ranks senior to GAFRI’s obligations to guarantee debt securities issued under this prospectus.

        If GAFRI had guaranteed debt securities on September 30, 2004, GAFRI would have had no outstanding debt senior to the guarantee of senior debt securities, $1 million debt outstanding pari passu to the guarantee of senior debt securities and no debt outstanding junior to the guarantee of senior debt securities. If AAG Holding had issued subordinated debt securities on September 30, 2004, AAG Holding would have had $299 million debt outstanding senior to the guarantee of subordinated debt securities, $63 subordinated debt outstanding pari passu to the guarantee of subordinated debt securities and no junior debt outstanding junior to the guarantee of subordinated debt securities. Both AAG Holding and GAFRI are structured as holding companies and conduct most of their business operations through subsidiaries. Any debt securities guaranteed by GAFRI would be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of its subsidiaries.

Regarding the Trustee

        The trustee for the senior debt securities and the trustee for the subordinated debt securities each will be named in the applicable prospectus supplement.

        Any trustee of debt securities may resign or be removed, and a new trustee may be appointed to replace the previous trustee. If two or more persons or entities are acting as trustees for different series of debt securities, each trustee is a trustee of a trust under its indenture separate from the trust administered by any other trustee. Any action to be taken by the “trustee” may then be taken by each trustee only with respect to the series of debt securities for which it is trustee.

        In the ordinary course of business, we and our subsidiaries may conduct transactions with trustees and their affiliates, and trustees and their affiliates may conduct transactions with us and our subsidiaries.

DESCRIPTION OF CAPITAL STOCK

General

        Under our Certificate of Incorporation, the total number of shares of common stock that we may issue is 100,000,000, of which 47,055,804 shares were issued and outstanding as of November 1, 2004. We also have 25,000,000 shares of preferred stock authorized, none of which are issued and outstanding. The terms and conditions of our capital stock are governed by the laws of Delaware as well as by our Certificate of Incorporation and Bylaws.

Common Stock

        The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, and the holders of such shares will possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock. Stockholders do not have the right to cumulate their votes for the election of directors.

        Subject to any preferential rights of any outstanding series of preferred stock that may be designated by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefore, and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to such holders.

        The vote of a majority of the outstanding shares of our common stock is generally required to amend the Certificate of Incorporation and to approve certain mergers, reorganizations and similar transactions.

Preferred Stock

        We have no preferred stock currently outstanding. Our board of directors is authorized to provide for the issuance of up to 25,000,000 shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by the board of directors providing for the issuance of such series and as are permitted by the Delaware General Corporation Law.

No Preemptive Rights

        No holder of any of our stock has any preemptive right to subscribe to any securities of the Company of any kind or class.

Transfer Agent and Registrar

        We act as transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of common stock warrants we may offer. We will set forth further terms of the common stock warrants and the applicable warrant agreement in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•	the offering price of such warrants, which we may distribute proportionately free of charge to our stockholders (in the applicable prospectus supplement, we may refer to warrants distributed proportionately free of charge to our stockholders as rights to purchase our common stock);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock issued by us purchasable upon exercise of such warrants;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock issued by us purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

BOOK-ENTRY SYSTEM

        We expect that any securities issued under this prospectus initially will be represented by a global security deposited with DTC and registered in the name of the nominee of DTC. These global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

        DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a "banking organization" within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

        Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	be entitled to have the offered securities registered in their names; or

•	receive or be entitled to receive physical delivery of certificated offered securities in definitive form.

        Each person owning a beneficial interest in a global security must rely on DTC’s procedures (and, if that person holds through a participant, on the participant’s procedures) to exercise any rights of a holder of offered securities under the global security or any applicable indenture, or otherwise. The indentures provide that DTC may grant proxies and otherwise authorize participants to take any action which it (as the holder of a global security) is entitled to take under the indentures or the global security. We understand that under existing industry practice, if we request any action of holders or an owner of a beneficial interest in a global security desires to take any action that DTC (as the holder of the global security) is entitled to take, DTC would authorize the participants to take that action and the participants would authorize their beneficial owners to take the action or would otherwise act upon the instructions of their beneficial owners.

        We will make payments with respect to offered securities represented by a global security to DTC. We expect that DTC, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices (as is the case with securities held for customers’ accounts in “street name”) and will be the responsibility of the participants. None of us or any trustee will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for any securities;

•	maintaining, supervising, or reviewing any records relating to any beneficial ownership interests;

•	any other aspect of the relationship between DTC and its participants; or

•	the relationship between the participants and the owners of beneficial interests in a global security.

        Unless and until they are exchanged in whole or in part for certificated securities in definitive form, the global securities may not be transferred except as a whole by DTC to its nominee or by its nominee to DTC or another nominee.

        The securities of any series represented by a global security may be exchanged for certificated securities in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•	we decide at any time not to have the securities of that series represented by a global security and so notifies DTC; or

•	in the case of debt securities, an event of default has occurred and is continuing with respect to the debt securities.

        If there is such an exchange, we will issue certificated securities in authorized denominations and registered in such names as DTC directs. Subject to the foregoing, a global security is not exchangeable, except for a global security of the same aggregate denomination to be registered in DTC’s or its nominee’s name.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. The prospectus supplement will include the names of underwriters, dealers or agents that we retain. Underwriters and agents in any distribution contemplated by this prospectus and any prospectus supplement, including but not limited to at-the-market equity offerings, may from time to time include UBS Securities LLC. The prospectus supplement also will include the purchase price of the securities; our proceeds from the sale; any underwriting discounts or commissions and other items constituting underwriters’ compensation; and any securities exchanges on which the securities may be listed.

        In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

        Securities may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Unless otherwise specified in the related prospectus supplement, any debt securities issued under this prospectus will be a new issue with no established trading market. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any debt securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the debt securities but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. In a firm commitment underwriting (as opposed to an “at-the-market” offering), these transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates or be or have been customers of ours or our affiliates or otherwise engage or have engaged in commercial activities with us or our affiliates in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, have audited GAFRI’s consolidated financial statements and schedules included in GAFRI’s Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. GAFRI’s financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee*	$ 23,392.88
Legal fees and expenses	$ 15,000.00
Accounting fees and expenses	$ 15,000.00
Miscellaneous	$ 21,607.12

TOTAL	$ 75,000.00

*Actual; other expenses are estimated

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (“DGCL”) provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

        Article VII of GAFRI’s By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of the DGCL.

        Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transactions from which a director derived an improper personal benefit. Article Ninth of GAFRI’s Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

        Ohio Revised Code Section 1701.13(E) allows indemnification by AAG Holding Company to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of AAG Holding Company, by reason of the fact that he is or was a director, officer, employee or agent of AAG Holding Company, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of AAG Holding Company and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of AAG Holding Company, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to AAG Holding Company unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. AAG Holding Company’s Code of Regulations extends such indemnification.

        GAFRI also maintains directors’ and officers’ reimbursement and liability insurance and has entered into agreement with its directors and officers providing for indemnification in certain events.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Description of Document

1.1*	Underwriting Agreement

4.1**	Form of Senior Indenture (incorporated by reference to the Registrants' Registration Statement on Form S-3, No. 333-41071)

4.2**	Form of Subordinated Indenture (incorporated by reference to the Registrants' Registration Statement on Form S-3, No. 333-41071)

4.3*	Form of Warrant Agreement

5	Opinion of Keating, Muething & Klekamp, P.L.L.

12	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of Consent of Independent Registered Public Accounting Firm

23.2	Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)

24	Powers of Attorney (contained on the signature page).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association (formerly known as Firstar, N.A.), as Trustee under the Senior Indenture (incorporated by reference to the Registrants' Registration Statement on Form S-3, No. 333-41071)

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association (formerly known as Firstar, N.A.), as Trustee under the Subordinated Indenture (incorporated by reference to the Registrants' Registration Statement on Form S-3, No. 333-41071)

* To be filed as an exhibit to a Current Report on Form 8-K.

** Incorporated by reference from other documents filed with the Commission as indicated.

Item 17.    Undertakings.

(a)     The undersigned Registrants hereby undertake:

    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     If the securities to be registered are to be offered at competitive bidding, the undersigned Registrants hereby undertake: (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d)     If the securities to be registered are offered to existing stockholders of GAFRI pursuant to warrants or rights and if any securities not taken by existing stockholders of GAFRI are to be reoffered to the public, GAFRI hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)     The undersigned Registrants hereby undertake that

    (1)        for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2)        for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)     The undersigned Registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 19th day of January, 2005.

GREAT AMERICAN FINANCIAL RESOURCES, INC. BY: /s/Mark F. Muething —————————————— Mark F. Muething Executive Vice President and General Counsel

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below whose name is preceded by an (*) hereby constitutes and appoints Mark F. Muething and Christopher P. Miliano, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
*/s/Carl H. Lindner	Chairman of the Board of Directors	January 19, 2005
Carl H. Lindner

*/s/S. Craig Lindner	President, Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2005
S. Craig Lindner

*/s/Kenneth R. Ambrecht	Director	January 19, 2005
Kenneth R. Ambrecht

*/s/Robert A. Adams	Director	January 19, 2005
Robert A. Adams

*/s/Ronald G. Joseph	Director	January 19, 2005
Ronald G. Joseph

*/s/John T. Lawrence III	Director	January 19, 2005
John T. Lawrence III

*/s/William R. Martin	Director	January 19, 2005
William R. Martin

*/s/Charles R. Scheper	Director	January 19, 2005
Charles R. Scheper

*/s/Christopher P. Miliano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 19, 2005
Christopher P. Miliano

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 19th day of January, 2005.

AAG HOLDING COMPANY BY: /s/Mark F. Muething —————————————— Mark F. Muething Executive Vice President and General Counsel

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below whose name is preceded by an (*) hereby constitutes and appoints Mark F. Muething and Christopher P. Miliano, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
*/s/Carl H. Lindner	Chairman of the Board of Directors	January 19, 2005
Carl H. Lindner

*/s/S. Craig Lindner	President and Director (Principal Executive Officer)	January 19, 2005
S. Craig Lindner

*/s/Charles R. Scheper	Director	January 19, 2005
Charles R. Scheper

*/s/Christopher P. Miliano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 19, 2005
Christopher P. Miliano